Exhibit 10.20(A)

AGREEMENT AND RESERVATION OF RIGHTS REGARDING MONTBLEU

For good and valuable consideration, the undersigned parties, and each of them (“Parties”) agree to this Agreement and Reservation of Rights Regarding MontBleu, which shall be effective April 2, 2008. The Parties agree as follows:

1.                                       On or about January 1, 2000, Park Cattle Co., a Nevada corporation (“Park Cattle”), entered into an Amended and Restated Net Lease Agreement (“Lease’’) with Desert Palace, Inc., a Nevada corporation (“DPI”), with regard to the property then known as Caesars Tahoe, located at 55 Highway 50, Stateline, Nevada, and described more fully in the Lease.

2.                                       In an Assignment and Assumption of Lease dated June 10, 2005 (“Assignment and Assumption”), DPI assigned all of its right, title, benefits, privileges, estate and interest in, to and under the Lease to Columbia Properties Tahoe, LLC, a Nevada limited liability company (“Columbia Tahoe”). Columbia Tahoe now operates the leased premises under the name MontBleu Resort Casino & Spa.

3.                                       Park Cattle has not released DPI from any of its obligations under the Lease.

4.                                       Park Cattle contends that Columbia Tahoe has breached its obligations under the Lease.

5.                                       With the aim of avoiding litigation, Columbia Tahoe agrees to act, and execute documents, as set forth below. Park Cattle, however, reserves any and all past, present and future claims and rights with respect to the Lease, including its claims and rights against Columbia Tahoe and all other persons and entities, and nothing herein is intended as, or shall be construed as, a waiver by Park Cattle of any of its claims or rights. Park Cattle expressly reserves any and all claims.

6.                                       Columbia Tahoe, and its direct and indirect owners, will execute the Tolling Agreement that is appended hereto as Exhibit 1 concurrently with the execution of this Agreement and Reservation of Rights.

7.                                       Columbia Tahoe and Park Cattle have negotiated the MontBleu Lease Amendment (“Amendment”) that is appended hereto as Exhibit 2. Park Cattle has approved the Amendment. Columbia Tahoe has approved the Amendment, subject to creditor approval, and will promptly and diligently seek such creditor approval. Creditors will indicate their approval of the Amendment by executing the Consent and Subordination that is part of the Amendment, and original signatures from said creditors shall be provided to Park Cattle when Columbia Tahoe executes and delivers the Amendment to Park Cattle. The Amendment will be effective immediately upon execution and delivery to Park Cattle.

8.                                       Until approval from creditors is obtained, Columbia Tahoe and Park Cattle will act in full conformity with the Amendment, including without limitation the provisions in the Amendment that require Columbia Tahoe to provide documents and to allow inspection and testing. On or before May 16, 2008, Columbia Tahoe shall produce to Park Cattle all documents that are identified in the Amendment as new Sections 6.5 and 7.3(c) of the Lease, including without limitation all documents relating to renovations, alterations, repairs and/or improvements to the Premises since January 2005. Said Sections 6.5 and 7.3(c) are incorporated into this Agreement and Reservation of Rights as though fully set forth herein.

9.                                       Columbia Tahoe must pay the principal amount of Fifteen Million Dollars ($15,000,000.00) to Park Cattle should either of the following occur: (a) if Columbia Tahoe has not executed and delivered the Amendment (with any and all necessary creditor consents) to Park Cattle by November 30, 2008, the payment must be made on or before that date; or (b) if Columbia Tahoe presents Park Cattle with a “Notice of Offer” as described in Section 10.1 of the Lease on or before November 30, 2008, but has not previously executed and delivered the Amendment to Park Cattle, then the payment must be made contemporaneously with delivery of the Notice of Offer. Payment, if required, shall be made in the manner provided by Paragraph 2 of the Stipulation for Entry of Judgment (to which this Agreement and Reservation of Rights is appended), and interest shall accrue from the due date on any unpaid amount as provided therein. If payment of $15,000,000.00 is made under this paragraph, then Park Cattle shall not be entitled to any other $15,000,000.00 payment provided by the MontBleu Lease Amendment; provided, however that notwithstanding the foregoing, Park Cattle will continue to be entitled to receive the assignment fee.

10.                                 If Columbia Tahoe, despite diligent efforts, is unable to obtain creditor approval of the Amendment prior to November 30, 2008, then it may provide written notice to Park Cattle on or before November 30, 2008 of its inability to do so. In that event, the time periods in Section 9 (subsections (a) and (b)) above will be extended from November 30, 2008 through and including May 31, 2009, provided that Columbia Tahoe pays to Park Cattle, on or before November 30, 2008, an extension fee in the amount of One Million Dollars ($1,000,000.00). The extension fee will be paid in the manner provided by Paragraph 2 of the Stipulation for Entry of Judgment. The extension fee will not be refunded to Columbia Tahoe, nor will it be credited against the fee due under Section 9 above.

11.                                 The Parties agree that the Amendment is fair, equitable and in their mutual interest. Even if Columbia Tahoe does not ultimately execute and deliver the Amendment to Park Cattle, the Lease shall be construed consistently with the Amendment to the greatest extent possible, and Columbia Tahoe shall not oppose any reasonable construction of the Lease that is consistent with the Amendment.

12.                                 Columbia Tahoe must pay Park Cattle, on or before May 1, 2008, the sum of One Hundred Fifty Thousand Dollars ($150,000.00), to compensate Park Cattle for its lease enforcement and inspection expenses since November 2007. Payment shall be made in the manner provided by Paragraph 2 of the Stipulation for Entry of Judgment, and interest shall accrue from the due date on any unpaid amount as provided therein.

13.                                 This Agreement and Reservation of Rights does not preclude Park Cattle at any time from taking any action it deems appropriate with regard to the Lease, nor does it excuse

Columbia Tahoe or any other person or entity from compliance with any part of the Lease.

14.                                 This Agreement and Reservation of Rights binds Columbia Tahoe and its successors and assigns, and inures to the benefit of Park Cattle, and its successors and assigns.

15.                                 The signatories below are duly authorized to execute this Agreement and Reservation of Rights.

16.                                 This Agreement and Reservation of Rights will be governed by, and construed under, the laws of the State of Nevada without regard to choice of law principles. The Parties submit themselves to the jurisdiction of the courts of the State of Nevada, and agree that any disputes arising hereunder shall be resolved in a court of competent jurisdiction in Nevada.

17.                                 To fully compensate Park Cattle for all direct and indirect costs, if Park Cattle is the prevailing party in any action against Columbia Tahoe to enforce or interpret this Agreement and Reservation of Rights, Park Cattle shall be entitled to 200 percent of its actual attorneys’ fees, costs and expenses (including without limitation the fees of expert consultants and witnesses), in addition to any other remedy entered by the Court. Columbia Tahoe agrees that this provision is not an unenforceable penalty.

18.                                 This Agreement and Reservation of Rights may not be changed except in a writing executed by the Parties, and contains the entire agreement between the Parties with respect to the subject matter hereof.

19.                                 This Agreement and Reservation of Rights may be signed in counterparts and signatures by facsimile may be treated as originals.

COLUMBIA PROPERTIES TAHOE, LLC
a Nevada limited liability company

By:
Its:

PARK CATTLE CO., a Nevada corporation

By:
Its:

Exhibit 1

TOLLING AGREEMENT REGARDING MONTBLEU

For good and valuable consideration, the undersigned parties, and each of them (“Tolling Parties”) agree as follows:

1.                                       On or about January 1, 2000, Park Cattle Co., a Nevada corporation (“Park Cattle”), entered into an Amended and Restated Net Lease Agreement (“Lease”) with Desert Palace, Inc., a Nevada corporation (“DPI”), with regard to the property then known as Caesars Tahoe, located at 55 Highway 50, Stateline, Nevada, and described more fully in the Lease.

2.                                       In an Assignment and Assumption of Lease dated June 10, 2005 (“Assignment and Assumption”), DPI assigned all of its right, title, benefits, privileges, estate and interest in, to and under the Lease to Columbia Properties Tahoe, LLC, a Nevada limited liability company (“Columbia Tahoe”). Columbia Tahoe now operates the leased premises under the name MontBleu Resort Casino & Spa.

3.                                       Park Cattle has not released DPI from any of its obligations under the Lease.

4.                                       Park Cattle contends that Columbia Tahoe has breached its obligations under the Lease.

5.                                       Without conceding the validity of the claims, the Tolling Parties hereby agree to toll, i.e., suspend, the running of any and all statutes of limitations with respect to any and all claims or causes of action, whether arising at law or in equity, and whether sounding in contract or tort, that Park Cattle may have, or obtain in the future, pertaining in any way directly or indirectly to the Lease, including without limitation the real property, buildings and improvements that are the subject matter of the Lease, and any amendments to the Lease.

6.                                       This Tolling Agreement shall be effective as of April 2, 2008, and shall remain in effect for ten (10) years, i.e., until 5:00 PM on March 31, 2018. None of the Tolling Parties may terminate this Tolling Agreement.

7.                                       This Tolling Agreement does not preclude Park Cattle at any time from taking any action, including without limitation the commencement of litigation, that it may deem appropriate with regard to the Lease, nor does it excuse Columbia Properties Tahoe or any other person or entity from compliance with any part of the Lease.

8.                                       This Tolling Agreements binds the Tolling Parties and their respective successors and assigns, and inures to the benefit of Park Cattle, and its successors and assigns.

9.                                       The signatories below arc duly authorized by the Tolling Parties to execute this Tolling Agreement.

10.                                 This Tolling Agreement will be governed by, and construed under, the laws of the State of Nevada without regard to choice of law principles. Tolling Parties submit themselves to the jurisdiction of the courts of the State of Nevada, and agree that any disputes arising hereunder shall be resolved in a court of competent jurisdiction in Nevada.

11.                                 This Tolling Agreement may not be changed except in a writing executed by Park Cattle, and contains the entire agreement between the parties with respect to the subject matter hereof.

12.                                 This Tolling Agreement may be signed in counterparts and signatures by facsimile may be treated as originals.

WILLIAM J. YUNG, an individual

TROPICANA CASINOS AND RESORTS, INC.,
a Nevada corporation

By:
Its:

TROPICANA ENTERTAINMENT HOLDINGS, LLC
a Delaware limited liability company

By:
Its:

TROPICANA ENTERTAINMENT INTERMEDIATE HOLDINGS, LLC
a Delaware limited liability company

By:
Its:

TROPICANA ENTERTAINMENT, LLC
a Delaware limited liability company

By:
its:

COLUMBIA PROPERTIES TAHOE, LLC
a Nevada limited liability company

By:
Its:

Exhibit 2

MONTBLEU LEASE AMENDMENT

The Amended and Restated Net Lease Agreement (“Lease”) Between Park Cattle Co., as Landlord, and Columbia Properties Tahoe, LLC, as assignee of Desert Palace, Inc., as Tenant, dated January 1, 2000, involving the Douglas County, Nevada, real property described in the attachment hereto, is deemed amended effective April 2, 2008, by this Lease Amendment (“Amendment”) as follows:

I.                                         Section 1.2 of the Lease is amended to read as follows:

The Original Term of this Lease shall commence at 12:01 a.m. on January 1, 2000 (the “Commencement Date”), and shall end at 11:59 p.m. on December 31, 2028 (the “Original Term”). Notwithstanding the foregoing, from and after January 1, 2018, Landlord may terminate this Lease by giving Tenant six (6) months written notice of such termination (the “Early Termination Date”), and by paying Tenant Fifteen Million Dollars ($15,000,000.00) in cash on the Early Termination Date (the “Buy-Out Right”). The provisions of Article XIV of this Lease shall apply to the Early Termination Date. Landlord’s termination right as described in this section shall continue from January 1, 2018 through the remainder of the Original Term and through the Second Term (as defined in Article IV of this Lease), if any. In the event that this Lease is assigned before an election by Landlord to exercise its Buy-Out Right under Section 10.4 of this Lease, then the Buy-Out Right set forth in this Section 1.2 shall terminate and be of no force or effect.

II.                                     Article VI of the Lease is amended to add three new sections as follows:

Section 6.3 Starting in 2008, Tenant must expend at least five percent (5%) of annual Gross Revenues from the Enterprise on real property capital expenditures at the Premises, including, without limitation, the replacement and upgrade of electrical, plumbing, mechanical, fire safety, and other building systems that have reached or will reach the end of their useful lives, and the renovation of guest rooms and other facilities, so as to maintain the Premises (including the front of the house, the back of the house, and the parking areas) at all times in a condition that is both first class and competitive with other hotel-casinos at Stateline, Nevada, and also in compliance with all laws and regulations of all governmental authorities having jurisdiction over the Premises. The five percent expenditure requirement described in this section shall be a minimum, not a maximum, and the expenditure of the minimum amount shall not create any presumption of compliance with Section 6.1 or other applicable provisions of this Lease. Expenditures made for furniture, furnishings and equipment that do not become a part of the real property under Nevada law, and for gaming equipment, shall not be considered in measuring Tenant’s compliance with the requirements of this section. For purposes of this section, the term “Gross Revenues” means all amounts received, whether by cash or credit, from the operation of all of the facilities on the Premises and the Enterprise now known as MontBleu, including, but not limited to, rooms, bars, restaurants, concessions and gaming, and shall be measured by Lease Year.

Section 6.4             In order to assist in determining compliance with the requirements of Section 6.3, the Tenant shall separately keep for the Enterprise accounting records sufficient to furnish all of the information necessary to compute Gross Revenues and to determine the amount and nature of the real property capital expenditures made. Such accounting records shall include detailed information concerning the nature of each expenditure, the date of the expenditure, and to whom payment was made. All accounting records required to be kept shall be available for inspection and copying by Landlord or its authorized agents, attorneys or accountants, at any reasonable time, and shall be made available at the Premises or at such other location as Landlord and Tenant may mutually agree, and Tenant shall allow and facilitate the duplication of such documents by Landlord. Not less than thirty (30) days after the end of each Lease Year, the Tenant will provide Landlord with a statement of the Gross Revenues of the Enterprise for the year, and a statement of amounts spent pursuant to the requirements of Section 6.3, reported upon and certified by independent certified public accountants, who may be the auditors for the Tenant, and a computation approved in writing by those independent certified public accountants, showing that the provisions of Section 6.3 have been satisfied for the prior Lease Year. Landlord may, upon notice given to Tenant, object to such statement and give notice to Tenant under Section 11.1(b) that Tenant has failed to comply with the requirements of Section 6.3.

Section 6.5             Tenant shall provide to Landlord on an ongoing basis, and in any event within forty-five (45) days of a written request by Landlord: (a) any and all test and/or inspection reports obtained or received by Tenant or its affiliates, agents or attorneys with respect to the condition of the Premises, including, without limitation, any tests for the presence of asbestos or mold, and any tests regarding environmental conditions at the Premises; and (b) copies of any communications with Desert Palace, Inc., or any business entity related to Desert Palace, Inc., or any representative of any such entity, with regard to the Premises, the acquisition of the leasehold from Desert Palace, Inc., or indemnification. All such documents, whether in paper or electronic form, shall be produced at the Premises or at such other location as Landlord and Tenant may mutually agree, and Tenant shall allow and facilitate the duplication of such documents by Landlord.

III.                                 Section 7.3 of the Lease is amended to read as follows:

(a)           Subject to the provisions of Article XXI concerning confidentiality, at least thirty (30) days prior to the beginning of each Lease Year, Tenant shall create and provide a detailed annual budget to Landlord that sets forth, on an itemized basis, Tenant’s plans for real property capital expenditures on the Premises and expenditures on furniture, furnishings and equipment for the Premises. The first such budget for the 2009 calendar year shall be provided to Landlord on or before December 1, 2008.

(b)           Commencing with the quarter ending March 31, 2009, within thirty (30) days after the end of each calendar quarter, Tenant shall provide a detailed report to Landlord that compares, on an itemized basis, actual expenses for such real property capital expenditures and expenditures on furniture, furnishings and equipment against budgeted expenses, and which provides detailed explanations for any substantial deviation from the original budget.

(c)           In addition, Tenant shall gather and provide to Landlord, on an ongoing basis, and in any event within forty-five (45) days of Landlord’s written request, any and all documents (both paper and electronic) in its possession, custody or control relating to any past, present or future renovations, alterations, repairs and/or improvements to the Premises, including without limitation, plans, drawings, requests for proposals, estimates, contracts, change orders, spreadsheets, accounting reports, correspondence, progress reports, and permits. Tenant’s obligation to gather and provide records shall encompass any records in the possession of its affiliates and agents. All such documents shall be produced at the Premises or at such other location as Landlord and Tenant may mutually agree, and Tenant shall allow and facilitate the duplication of such documents by Landlord.

IV.                                 Section 10.1 of the Lease is amended by lengthening the period of the Matching Option from 60 days to 120 days.

V.                                     Section 10.2 of the Lease is amended by lengthening the period in which the closing must occur from 120 days to 180 days after the notice of exercise of a Matching Option is given.

VI.           Article X of the Lease is amended to add a sections as follow:

Section 10.4 The Landlord’s right of first refusal set forth in Section 10.1 above is intended to apply to, and does apply to, any offer to purchase the Tenant’s rights under the Lease and the Enterprise being operated by Tenant on the Premises. In addition, Landlord’s right of first refusal set forth in Section 10.1 above will apply even if the offer to purchase Tenant’s rights under the Lease and the Enterprise is part of a larger transaction involving other properties of Tenant or any affiliate of Tenant. In any case where the Landlord’s right of first refusal applies in connection with such a larger transaction, the purchase price for the Tenant’s rights under the Lease and the Enterprise shall be determined by one or more qualified person selected by Landlord in Landlord’s sole and absolute discretion, which purchase price will be determined within the time allowed for exercising the Matching Option. In any case where Landlord exercises its right of first refusal, Landlord shall receive a credit against the purchase price equal to Fifteen Million Dollars ($15,000,000.00) plus the assignment fee required by Section 15.1 of this Lease.

Section 10.5 If Tenant, or any owner or affiliate of Tenant, decides to make Tenant’s rights under this Lease available for sale, then Tenant shall provide written notice to Landlord within five (5) business days of making that decision.

VII.                             Section 11.2(a) of the Lease is amended by deleting the phrase “any reasonable costs, including but not limited to reasonable attorneys’ fees, incurred by the Landlord in recovering possession of the Premises” and replacing that phrase with the following phrase:

to fully compensate Landlord for direct and indirect costs, 200 percent of the actual attorneys’ fees, costs and expenses (including without limitation the fees of expert consultants and witnesses) incurred by the Landlord in recovering possession of the Premises. Tenant agrees that this provision is not an unenforceable penalty.

VIII.                         Section 15.1 of the Lease is amended, by revising the first sentence of that section to read as follows.

Subject to the provisions of Article X, Tenant may assign or transfer this Lease, or sublease the Premises or any material segment thereof, by paying Landlord an assignment fee equal to the amount of fixed rent for the Lease Year in which the assignment takes place, plus the sum of Fifteen Million Dollars ($15,000,000.00).

IX.           Section 15.5 of the Lease is amended to read as follows:

The provisions of this Article XV apply to any direct or indirect transfer by the Tenant of this Lease to an affiliate as though such a transfer were a transfer to a third party.

X.                                    Article XIX of the Lease is amended to add a new Section 19.9 as follows:

The provisions of this Article XIX shall apply to any Leasehold Mortgage presently encumbering Tenant’s rights under this Lease, which Leasehold Mortgage is in compliance with the requirement that the purpose of the encumbrance be for alterations to the Premises. The provisions of Sections 19.1, 19.2, 19.3, 19.4, 19.5, 19.6, 19.7 and 19.8 are hereby deleted with respect to any Leasehold Mortgage occurring after the date of this Amendment. Tenant shall not incur any new mortgage or encumbrance without Landlord’s prior express consent.

XI.                                Section 26.9 of the Lease is hereby amended to read as follows:

(a)  The Landlord may at any reasonable time or times enter upon the Premises to inspect and photograph them. The right to inspect includes without limitation the right to test. The testing may include sample collection, diagnostic testing, intrusive testing, and/or destructive testing.

(b)  If the Landlord’s inspection and testing discloses health, safety or environmental problems or violations of law, then the Tenant will pay for the Landlord’s actual inspection and testing expenses upon written request by Landlord.

(c)  The Landlord may at any reasonable time or times enter upon the Premises for purposes of making any repairs which may be essential for the protection and maintenance of the Premises which the Tenant fails to make after reasonable notice by Landlord and an opportunity for Tenant to make such repairs. To fully compensate Landlord for direct and indirect costs, 200 percent of the cost of any such repairs will be payable immediately upon demand by the Tenant to the Landlord as additional rent under this Lease. Tenant agrees that this provision is not an unenforceable penalty.

XII.                            There is hereby added to the Lease a new Section 26.15 as follows:

To fully compensate Landlord for direct and indirect costs, if Landlord is the prevailing party in any action against Tenant to enforce or interpret this Lease, Landlord shall be entitled to the award of 200 percent of its actual attorneys’ fees, costs and expenses (including without limitation the fees of expert consultants and witnesses), in addition to any other remedy entered by the Court. Tenant agrees that this provision is not an unenforceable penalty.

XIII.                        There is hereby added to the Lease a new article, Article XXIX, to read as follows:

Tenant covenants to work cooperatively with Landlord with respect to performance of Tenant’s obligations under the terms of the Lease, and to ensure an orderly termination of the Lease when such termination occurs. Tenant agrees that Landlord may have an owner’s representative on the Premises at all times, and that the Landlord and its representatives will have access at all times to the Premises and all buildings and improvements located thereon without notice or consent from Tenant, and to all books and records related thereto (including without limitation operating reports), in order to monitor and ensure Tenant’s compliance with the terms and conditions of the Lease. Tenant shall allow and facilitate the duplication of such books and records by Landlord and its representatives. Landlord and its representatives will not have any responsibility for, nor incur any liability with respect to, Tenant’s operations.

XIV.                        There is hereby added to the Lease a new article, Article XXX, to read as follows:

(a)  Landlord has identified material deficiencies in the condition of the Premises in correspondence to Tenant beginning in January 2005 and continuing through March 2008. Landlord anticipates that it will identify additional such deficiencies as its inspections continue. Tenant must, at its sole cost, cure all such deficiencies to Landlord’s reasonable satisfaction no later than March 31, 2011 such that the Premises will be in full compliance with Section 6.1 and all other provisions of the Lease.

(b)  Tenant shall commence its efforts to cure the deficiencies as soon as practicable, and shall provide Landlord with an action plan that shows that the work is proceeding expeditiously and that Tenant is on track to achieve compliance by March 31, 2011. The initial action plan shall be provided on or before July 1, 2008.

(c)  Tenant must update the action plan and provide Landlord with at least one detailed progress report per quarter on Tenant’s efforts to cure the deficiencies

(d)  Tenant must permit Landlord and its representatives to observe the efforts to cure the deficiencies. Tenant shall provide Landlord with advance notice of at least one week prior to undertaking substantial work, and the notice shall include a description of the work to be performed, so that Landlord has the opportunity to observe the work. Nothing in this Article XXX shall diminish Tenant’s obligations under the Lease with respect to the condition and maintenance of the Premises.

In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined herein.

Except as expressly modified herein, the Lease shall remain in full force and effect and the parties shall be bound by all the terms and conditions thereof.

Landlord and Tenant have duly executed this Amendment, which may be recorded in the Douglas County, Nevada, public records, as of the day and year first above written.

LANDLORD:	TENANT:

Park Cattle Co., a Nevada corporation	Columbia Properties Tahoe, LLC,
a Nevada limited liability company

By:	By:
Its:	Its:

Consent and Subordination

For valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agrees that any interest of any kind that it may have in the real property and/or the lease described in the attached MontBleu Lease Amendment (whether security interest, leasehold interest, real property right, contract right or any other right) is subject to the terms of the Amendment. The undersigned hereby consents to this Amendment and subordinates any such interest to this Amendment. The signatory to this Consent and Subordination represents and warrants that such signatory has the full power and authority to sign this Consent and Subordination and to bind any entity on behalf of which the signatory has signed this Consent and Subordination. Nothing in this Consent and Subordination shall be deemed an acknowledgement by the fee owner of the real property subject to the lease (or any of its owners, employees, agents or representatives) of the existence or extent of any such interest in the real property or the lease.

By:
Its:

STATE OF	)
) SS.
COUNTY OF	)

On , before me, ,
Date	Name And Title Of Officer (e.g. “Jane Doe. Notary Public”)
personally appeared	,
Name(s) of Signer(s)

proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                         that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Attachment: Legal Description of Real Property

Real property located in Douglas County, Nevada, described as follows:

A parcel of land situated in Section 27, Township 1 3 North, Range 18 East, M.D.B.&M. and more particularly described as follows:

Beginning at a point where the Easterly right-of-way line of U.S. Highway 50 intersects the present California Nevada State Line; thence North 28°02’00” East, along said right-of-way line, a distance of 877.66 feet to the Northeasterly corner of parcel conveyed to Barneys Club Inc. by deed recorded October 3, 1960 in Book 7, Page 117, Douglas County Records, the TRUE POINT OF BEGINNING:

Thence, North 28°02’00” East, along said right-of-way line, a distance of 960.81 feet;

Thence, from a tangent which bears the last named course, along a circular curve to the right with a radius of 34.00 feet and a central angle of 90°01’2’3”, an arc length of 53.42 feet to a point on the Southwesterly right-of-way line of the Stateline Loop Road;

Thence, South 61°56’37” East, along said right-of-way line of the Stateline Loop Road, a distance of 642.61 feet;

Thence, from a tangent which bears the last named course, along a circular curve to the right with a radius of 800.00 feet and a central angle of 19°15’02”, an arc length of 268.79 feet; thence South 28°01’28” West, a distance of 1116.49 feet; thence North 61°02’11” West, a distance of 69.95 feet to the Northeasterly property line of parcel owned by Harrah’s; thence North 32°49’43” West, along said property owned by Harrah’s, a distance of 342.G9 feet;

Thence North 61°58’00” West, along the property boundaries of Harrah’s and Barney’s, a distance of 570.86 feet to the TRUE POINT OF BEGINNING.

Said parcel contains an area of approximately 22.21 acres.